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                                                                 EXHIBIT 8(a)(2)




                                 AMENDMENT NO.1
                                       TO
                               CUSTODIAN CONTRACT


Pursuant to paragraph 17 of the Custodian Contract dated October 1, 1992 between AIM Equity Funds, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"), the Fund hereby requests that the Custodian render services as custodian to the following additional portfolio:

                 AIM Aggressive Growth Fund

Please indicate acceptance of this addition by signing and returning this Amendment to our offices at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046.



Effective Date:  October 15, 1993


                                         AIM EQUITY FUNDS, INC.

Attest: /s/ NANCY L. MARTIN              By: /s/ ROBERT H. GRAHAM
        -----------------------------        -----------------------------------
Title: Assistant Secretary               Title: Executive Vice President
       ------------------------------           --------------------------------



                                         STATE STREET BANK AND TRUST COMPANY

Attest: /s/ A. CONNELLY                  By: /s/ N. GRADY
        -----------------------------        -----------------------------------
Title: Assistant Secretary               Title: Vice President
       ------------------------------           --------------------------------